UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

JULY 31, 2018

Date of report (Date of earliest event reported)

NUVERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, Minnesota 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As previously reported on July 31, 2018, Nuvera Communications, Inc. ("Nuvera") completed its acquisition of Scott-Rice Telephone Co. from Allstream Business U.S., LLC, an affiliate of Zayo Group Holdings, Inc. for approximately $42 million in cash pursuant to the terms of the Stock Purchase Agreement dated as of February 22, 2018. The acquisition has resulted in a combined company that provides phone, video and internet services with approximately 66,000 connections.

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT; ITEM 2.03.  CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

In connection with the acquisition of Scott-Rice on July 31, 2018, Nuvera, Western Telephone Company,  Peoples Telephone Company, Hutchinson Telephone Company, Hutchinson Cellular, Inc., Hutchinson Telecommunications, Inc. Sleepy Eye Telephone Company, Tech Trends, Inc. and Scott-Rice (collectively Nuvera and its “Subsidiaries”) entered into an amended credit facility with CoBank, ACB (“CoBank”).  Under the amended credit facility, Nuvera and Subsidiaries entered into a Second Amended and Restated Master Loan Agreement  (“Second MLA”) pursuant to which Nuvera paid off approximately $25.75 million in existing indebtedness to CoBank, and used the remainder to partially finance the Scott-Rice acquisition.  Nuvera also entered into (i) a Fourth Supplement to the Second MLA in connection with a $64.55 million term promissory note; and (ii) a Fifth Supplement to the Second MLA in connection with a $10.0 million revolver promissory note.

$64.55 million Term Promissory Note.

The terms of the $64.55 million term promissory note include:

•

Interest payable monthly;

•

Interest quarterly principal payments of $1,152,600, commencing September 30, 2018 through July 31, 2025; and

•

Final maturity on July 31, 2025.

$10.0 million Revolver Promissory Note.

The terms of the $10.0 million revolver promissory note include:

•

Interest payable monthly; and

•

Final maturity on July 31, 2023.

Interest Rate.

Interest under the $64.55 million term promissory note and the $10.0 million revolver promissory note will be determined based on one or more of the following:

(a)   One-month London Interbank Offered Rate (“LIBOR), adjusted weekly, plus a Applicable Margin (as defined below);

(b)   A Fixed Rate LIBOR Option Rate, adjusted periodically, plus Applicable Margin; and

(c)   A fixed rate quoted by CoBank for a minimum of 180 days, with fixed increments of $100,000.

The “Applicable Margin” is determined in accordance with the following chart based on the Nuvera’s Total Leverage Ratio as of the end of each quarter:

Total Leverage Ratio	Applicable Margin for Portions of the Loan bearing interest at the LIBOR Option or the Variable Rate Option

Greater than or equal to 2.50:1.00	3.25%
Less than 2.50:1.00 and greater than or equal to 2.00:1.00	3.00%
Less than 2.00:1.00	2.25%

Second Amended and Restated Pledge and Security Agreement

Nuvera has also entered into a Second Amended and Restated Pledge and Security Agreement under which substantially all the assets of Nuvera and Subsidiaries have been pledged to CoBank as security for the credit facilities.  In addition, the Subsidiaries have guaranteed all the obligations under the credit facility.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits
2.1	Stock Purchase Agreement By and Among New Ulm Telecom, Inc. (now known as Nuvera Communications, Inc.), Scott-Rice Telephone Co., and Allstream Business US, LLC.*
10.1	Second Amended and Restated Master Loan Agreement between Nuvera Communications, Inc. (“Nuvera”) and CoBank, ACD (“CoBank”).
10.2	Fourth Supplement to the Second Amended and Restated Master Loan Agreement between Nuvera and CoBank.
10.3	Revolver Promissory Note for $10.0 million from Nuvera to CoBank.
10.4	Fifth Supplement to the Second Amended and Restated Master Loan Agreement.
10.5	Term Promissory Note for $64.55 million from Nuvera to CoBank.
10.6	Second Amended and Restated Continuing Guarantee from Nuvera and Subsidiaries to CoBank.
10.7	Second Amended and Restated Pledge and Security Agreement from Nuvera and Subsidiaries to CoBank.

*Incorporated by reference to Exhibit 10.16 to Form 10-K filed on March 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvera Communications, Inc.

Date: August 2, 2018	By: /s/Bill Otis Bill Otis President and Chief Executive Officer

4